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                                                                   Exhibit 10.37

                 MATERIAL TRANSFER AND SCREENING AGREEMENT

This Agreement, effective as of the date last written below, is between ArQule, Inc. ("ArQule") and Scriptgen Pharmaceuticals, Inc. ("Recipient").

1. SCREENING OF COMPOUND ARRAY: Within 30 days after receiving an executed original of this Agreement, ArQule will send to Recipient a sample ArQule Mapping Array -TM- (the "Compound Array"), consisting of up to 10,000 small organic compounds ("Compounds") in the following format: one Compond per well, 80 Compounds per plate: 1Oul of 10mM stock of each Compound in 100% DMSO.

ArQule grants Recipient a nonexclusive, worldwide license (without the right to sublicense or subcontract screening) to screen the Compound Array using and proprietary assays selected by Recipient.

2. AVAILABILITY OF LICENSE: If Recipient detects activity in one or more Compounds during the term of this Agreement, ArQule will enter into license negotiations with the Recipient, and the following procedures shall apply;

      (a) Upon execution of a mutually acceptable confidential disclosure agreement (the "CDA") between ArQule and Recipient, Recipient shall disclose to ArQule the array plate number and well number of any Compound(s) exhibiting confirmed significant activity (the "Active Compound(s)") and the identity of the target(s) (the "Target(s)").

      (b) If any Active Compunds have been previously committed to a third party or to an internal ArQule program, Recipient shall have no rights in or to such Active Compound(s). In all cases. ArQule shall disclose to Recipient the chemical composition and theoretical structure of the Active Compound(s), subject to the CDA, and the Recipient shall have a right of first negotiation to obtain an exclusive license (the "Negotiation Right"), in accordance with the procedures set forth below.

      (c) Recipient may exercise the Negotiation Right upon written notice to ArQule which is received by ArQule at any time during the term of this Agreement, whereupon the parties will engage in good faith negotiations to establish the terms and conditions of a mutually acceptable research collaboration agreement. The said research collaboration agreement will provide, among other matters, for the following:

            establishment of committees to manage the collaboration;

            licenses under intellectual property rights of each party to conduct preclinical development of the Active Compound;

            responsibilities of the parties for specific preclinical development activities;

            commercialization strategy for the Active Compound following preclinical development; and

            sharing of commercialization revenues after recovery by each party of its preclinical development costs.

      (d) If the parties are unable to negotiate and execute a mutually acceptable research collaboration agreement within ninety (90) days after the date upon which Recipient exercised Negotiation Right, ArQule shall have the right to license the Active Compound(s) to any third party subject to any non-disclosure and non-use restrictions provided in the CDA.

3. USE AND TRANSFER RESTRICTIONS: Recipient acknowledges and agrees that the Compounds (including without limitation all Active Compounds) and the Compound Array are proprietarty to and owned by ArQule and are or may be covered by claims of U.S. and international patents or patent applications of ArQule. Recipient agrees to use the Compounds only for the purposes set forth in this Agreement. Recipient agrees (i) not to transfer such Compounds to any third party without the prior written consent of ArQule, (ii) to permit access to the Compounds only to its employees and consultants requiring such access, (iii) to inform such employees and consultants of the proprietary nature of the Compounds, and (iv) to take reasonable precautions, at least as stringent as those observed by Recipient to protect its own proprietary materials, to ensure that such employees and consultants observe the obligations of Recipient pursuant to this Section. Upon the expiration or termination of this Agreement, Recipient shall, at the instruction of ArQule, either destroy or return any unused Compounds.

4. COMPLIANCE WITH LAW: Recipient agrees to comply with all federal, state, and local laws and regulations applicable to the use, storage, disposal, and transfer of the Compounds, including without limitation the Toxic Substances Control Act (15 USC 2601 ET SEQ.) and implementing regulations (in particular, 40 CFR 720.36 [Research and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 ET SEQ.) and implementing regulations, and all Export Administration Regulations of the Department of Commerce. Recipient assumes sole responsibility for any violation of such laws or regulations by Recipient or any of its affiliates or sublicensees.

5. TERMINATION: This Agreement shall commence on the date last written below and continue for a period of six (6) months. Thereafter, this Agreement shall be automatically extended for successive additional (6) month periods unless, either party elects to cause this Agreement to terminate with sixty (60) days written notice. Section 2 (paragraph (d) only), 3, 4, 7 and 8, shall survive termination of this Agreement.

6. NO WARRANTIES: Any Compounds delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties. The Recipient should assume that the compounds are dangerous and should use appropriate precautions. ARQULE MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPOUNDS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE COMPOUNDS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

7. INDEMNIFICATION: Recipient assumes all liablity for, and agrees to indemnify, defend, and hold harmless ArQule and its directors, officers, representatives, employees, and agents against all losses, expenses
(including without limitation any legal expenses), claims, demands, damages, judgements, suits, or other actions arising from the use, storage, or disposal of the Compounds by Recipient and its affiliates and sublicensees, or from any breach of its obligations under Section 5 of this Agreement.

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8.    MISCELLANEOUS: This Agreement shall not be assigned or otherwise transferred by Recipient without the prior written consent of ArQule. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, written or oral, with respect to the subject matter hereof.

ACCEPTED AND AGREED:

ArQule, Inc.

Signature:  /s/ John M. Sorvillo
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Name:  John M. Sorvillo, Ph.D.
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Title:  Vice President, Business Development
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Date:  August 23, 1996
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Address:
ArQule, Inc.
200 Boston Avenue, Suite 3600
Medford, MA  02155
Tel: (800) 644-5000
Fax: (617) 395-1225

RECIPIENT:

Signature:  /s/ Michael G. Palfreyman
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Name:  Michael G. Palfreyman, Ph.D., D.Sc.
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Title:  Vice President of Research & Development
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Date:  August 22, 1996
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Shipping Address:

SCRIPTGEN Pharmaceuticals, Inc.
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200 Boston Ave. #3000
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Medford, MA  02155
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Tel: (617) 393-8000
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Fax: (617) 396-1028
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